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                                      EXHIBIT 21

                          Subsidiaries of the Registrant (1)



                                       Percentage               State of
         Name                            Owned                Incorporation
         ----                            -----                -------------
First Federal Savings Bank               100%                 United States
of Western Maryland

Mid-Atlantic Service                     100%                   Maryland
Corporation(2)

Mid-Atlantic Underwriters                100%                   Maryland
Agency (3)

_______________

(1) The operations of the Corporation's subsidiaries are included in the Corporation's consolidated financial statements.

(2) Wholly-owned subsidiary of First Federal Savings Bank of Western Maryland

(3) Wholly-owned subsidiary of Mid-Atlantic Service Corporation